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                                                                    EXHIBIT 10.1

                                    FORM OF
                              SERVICES AGREEMENT


     This Services Agreement ("Agreement") dated as of ___________, 1998 (the "Effective Date") is entered into between ACCUSTAFF INCORPORATED, a Florida corporation having a principal place of business at One Independent Drive, Jacksonville, FL 32202 (together with all subsidiary and affiliated companies collectively referred to as "AccuStaff") and STRATEGIX SOLUTIONS, INC., a Delaware corporation, having a principal place of business at One Independent Drive, Jacksonville, FL 32202 (together with all subsidiary and affiliated companies collectively referred to as "Strategix").

                            PRELIMINARY STATEMENT:

     AccuStaff is a leading provider of business services that include consulting and strategic services in the areas of information technology and professional services ("AccuStaff Business"). Strategix is a leading provider of business services that include diversified temporary commercial staffing, training, and outsourcing services ("Strategix Business"). As of the date of this Agreement, AccuStaff owns all of the issued and outstanding common stock of Strategix. Strategix is effecting an initial public offering of certain shares of its common stock. Subject to the receipt of a favorable IRS Private Letter Ruling and certain other conditions, AccuStaff plans to distribute all of its shares of Strategix common stock to its shareholders in 1999 (the "Spin-off"). Strategix desires to retain AccuStaff to provide certain services (as defined below) to Strategix, and AccuStaff desires to accept such retention, all on the terms and conditions stated in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                   RETENTION

     Strategix hereby retains AccuStaff to provide or cause to be provided the services listed on Exhibit A and described in Section 3.1 to Strategix (the "AccuStaff Services"), and AccuStaff hereby accepts such retention by Strategix, all in accordance with the terms and conditions of this Agreement. AccuStaff may use employees or independent contractors or consultants to provide the AccuStaff Services.
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                                   ARTICLE 2

                            PERFORMANCE OF SERVICES

          Section 2.1  Performance of AccuStaff Services.  AccuStaff shall
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perform the AccuStaff Services with the same degree of care, skill, and prudence customarily exercised for its own operations. Except as otherwise provided in this Section 2.1, it is understood and agreed that the AccuStaff Services will be substantially identical in nature and quality to the services performed by AccuStaff for Strategix during the year prior to the execution of this Agreement, except with respect to any modifications that may be necessary due to Strategix's becoming a separate, publicly traded company.

          Section 2.2  Use of  AccuStaff Services.  AccuStaff  will perform the
                       --------------------------
AccuStaff Services for Strategix only in connection with its businesses and not in connection with any other business or activity. Strategix agrees to use the AccuStaff Services in accordance with all applicable federal, state, and local laws, rules, regulations, and tariffs and in accordance with reasonable conditions, rules, regulations and specifications which are or may be set forth in any manuals, materials, documents, or instructions from AccuStaff. AccuStaff reserves the right to take all actions in order to ensure that the AccuStaff Services are provided in accordance with any applicable laws, rules, regulations, and tariffs.

          Section 2.3  Information.  Strategix shall provide any input or
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information needed by AccuStaff to perform the AccuStaff Services pursuant to this Agreement consistent with the practices employed by the parties during the year prior to the execution of this Agreement. If the failure to provide such input or information render performance of the AccuStaff Services impossible or unreasonably difficult, AccuStaff may, upon reasonable written notice to Strategix, refuse to perform such AccuStaff Services.

          Section 2.4  Authority of Strategix.  AccuStaff understands that
                       ----------------------
discretion and control over the Strategix Business shall remain vested in Strategix. Accordingly, operational control and management over the Strategix Business including, without limitation, (i) oversight and management of the Strategix Business, (ii) formulation and implementation of policy decisions for the Strategix Business, (iii) supervision of the employment of personnel of Strategix, (iv) payment of all financial obligations and expenses arising from the operation of the Strategix Business, and (v) receipt of all monies and profits derived from the operation of the Strategix Business shall be vested in Strategix.

          Section 2.5  Officers and Directors.  Nothing herein shall be
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construed to release the officers and directors of Strategix from the performance of their respective duties or limit the exercise of their powers as prescribed by law or otherwise.

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                                   ARTICLE 3

                                 THE SERVICES

          Section 3.1  AccuStaff Services.  During the term of this Agreement,
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and subject to the terms and conditions hereof, AccuStaff shall provide, or cause to be provided, the following services:

          (a) Payroll Processing and Billing Services, including processing of
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internal employee payroll and payroll for placed personnel and the associated accounts receivable and invoices.

          (b) Human Resource Services, including training and compliance
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services as well as employee benefit administration services.

          (c) Risk Management Services, including establishment of risk
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management policies, practices, and procedures and, initially, achieving additional insured status for Strategix under any currently existing insurance policies, and ultimately, negotiating insurance coverages for Strategix and the Strategix Business;

          (d) MIS Support Services, including providing access to data bases,
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technical information, specifications, drawings, records, manuals, works of authorship or other creative works, ideas, knowledge, or data of AccuStaff, enterprise application systems, procedures, and processes relating to customer satisfaction, enterprise management, and business solutions programs including ACCUDRIVE, PREVIEW, AUTOFIND and OASIS, and also including:

              (i) network administration services;
              (ii) system maintenance;
              (iii) special project support;
              (iv) branch support;
              (v) MIS personnel and system development;
              (vi) help desk support; and
              (vii) Resumix development and administration.

          (e) Financial Services, including:
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              (i)   Accounting Services, including:
                    - accounting policies and procedures;
                    - accounts receivable administration, including cash
                      application; and
                    - accounts payable administration;

              (ii) Financial Reporting Services, including internal and external reporting and analysis;

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              (iii) Planning and Budgeting Services, including financial forecasting assistance, acquisition analysis, actuarial services and financial analysis; and

              (iv) Purchasing and Facilities Services, including negotiating enterprise-wide purchasing agreements and potential joint agreements to be entered into with AccuStaff and third parties such as banks (for the provision of lower-cost banking services), telecommunications companies (for the provision of lower-cost telecommunications services), and utility companies (for the provision of lower-cost electric and other utility services) to benefit both Strategix and AccuStaff.

          (f) Legal Services,  Including provision of legal advice and counsel
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regarding matters affecting the Strategix Business and supervision of outside counsel retained by Strategix.

          (g) Shareholder Relations Services, including assistance with
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establishment of an investor relations program.

          (h) Business Services, including:
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              (i)  Sales and Marketing Support Services such as:

                      - review and analysis of bids and contract proposals;
                      - on-site management;
                      - key account management services;
                      - mergers and acquisitions services;
                      - services of the Market Development Managers; and
                      - creative services;

              (ii) Other Specialized Services, including:

                      -special services to the Chief Executive Officer; -special services to the Chief Financial Officer; and -special services to the Board of Directors.

          (i) Branch Support Services.
              ------------------------

          Section 3.2  No Year 2000 Compliance or Upgrade Requirement.
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Notwithstanding anything contained herein to the contrary, AccuStaff shall have no obligation to Strategix to make any investment in upgrades to, or updating of, any of the hardware, software or programs used to provide their respective services hereunder, or to purchase any additional hardware, software or programs in connection therewith. AccuStaff shall have no obligation to Strategix to cause the computer equipment used in performing their respective services hereunder, to be Year 2000 compliant, and each disclaim any warranty in connection therewith.

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                                   ARTICLE 4

                                 COMPENSATION

          Section 4.1  Service Costs.  Strategix shall pay AccuStaff the costs
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for providing the AccuStaff Services or causing the AccuStaff Services to be provided to Strategix in accordance with Exhibit A. Such costs shall be based upon that percentage provided in Exhibit A of the actual costs determined for such services by AccuStaff as reflected in its internal service/cost accounting centers. In the event Strategix uses less than 50% of the amount of services expected to be used and paid for in accordance with such attached exhibit, the parties agree to negotiate in good faith to adjust the pricing reflected on the attached exhibit.

          Section 4.2  Billing Procedure.  Strategix shall pay quarterly, on or
                       -----------------
before ten (10) business days after receipt of invoice, the total amount of the costs due as provided on Exhibit A.

                                   ARTICLE 5

                                CONFIDENTIALITY

          Each party hereto may from time to time be provided with or have access to information that is confidential and proprietary to the other party hereto. Accordingly, each party agrees (i) that it will not reveal such information or any of it, that is not otherwise in the public domain, to a third party without the prior written consent of the other party, except as required by law or as necessary to perform obligations or enforce rights hereunder; (ii) that such information will be distributed only to those of its own employees and officers and agents who have a reasonable need for it in order to carry out the purposes of this Agreement; (iii) that such information will not be used in any manner except for the purpose provided; and (iv) that upon termination of this Agreement, all documents containing such confidential information upon request will be returned promptly to the party to which such information belongs. Each party shall take such steps as are reasonably necessary to protect the confidential or proprietary information of the other. For purposes hereof, confidential or proprietary information shall include, among other things, customer lists and other customer information, and financial, technical, and business information relating to one party and provided by such party to the other.

                                   ARTICLE 6

                            RELATIONSHIP OF PARTIES

          Section 6.1  Independent Contractors.  Strategix and AccuStaff are
                       -----------------------
independent contractors acting for their own accounts and are not authorized to make any commitment or representation on the other's behalf unless authorized in writing. AccuStaff is solely responsible for establishing prices for its services.

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          Section 6.2  Competition.  AccuStaff shall have no duty to Strategix
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to refrain from engaging in the business of providing services similar or identical to the Strategix Business. AccuStaff shall have no duty to Strategix to refrain from engaging in the business of providing services similar or identical to the AccuStaff Services.

                                   ARTICLE 7

                        INDEMNIFICATION AND DISCLAIMER

          Section 7.1  Strategix Indemnification.  Strategix hereby agrees to
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indemnify to the maximum extent allowed by law, defend and hold harmless
AccuStaff, and any person or entity controlled by, under common control with, or controlling AccuStaff, each of their respective successors and assigns, and each of their respective officers, directors, employees, agents and independent contractors from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including without limitation reasonable attorneys' fees and court costs incurred in connection with the enforcement of this indemnity or otherwise), arising out of or from those liabilities relating to this Agreement or the provision of AccuStaff Services hereunder, except for any such liabilities arising from AccuStaff's or AccuStaff Affiliates' willful misconduct, gross negligence or fraud or that of any of their respective officers, directors, employees, agents and independent contractors.

          Section 7.2  Disclaimer.  ACCUSTAFF SHALL NOT BE LIABLE TO STRATEGIX
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FOR ANY SPECIAL, DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED
OF THE POSSIBILITY THEREOF, WHETHER FORESEEN OR UNFORESEEN, FORESEEABLE OR UNFORESEEABLE. THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT.

                                   ARTICLE 8

                             TERM AND TERMINATION

          Section 8.1  Term.  This Agreement shall become effective upon
                       ----
the date hereof and shall expire on the date of the Spin-off  (the "Term").

          Section 8.2  Early Termination.  This Agreement may be terminated at
                       -----------------
any time by mutual agreement of the parties hereto. In addition, either party may terminate this Agreement:

          (a) if the other party breaches any warranty or fails to perform any material obligation hereunder, and such breach is not remedied within thirty
(30) days after written notice thereof to the party in default; or

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          (b) at any time, if the other party shall become insolvent or make an assignment for the benefit of creditors, or if a receiver or similar officer shall be appointed to take charge of all or part of that party's assets.

          (c) if the Spin-off does not occur by December 31, 1999, either party may terminate this Agreement upon six months written notice to the other.

          Section 8.3  Survival.  Notwithstanding anything to the contrary in
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this Agreement, the provisions of Article 5 (Confidentiality) and Article 7
(Indemnification and Disclaimer) shall survive the expiration or termination of this Agreement.

                                   ARTICLE 9

                                    GENERAL

          Section 9.1  Nonexclusivity.  The rights and remedies of the parties
                       --------------
provided in this Agreement shall not be exclusive and are in addition to any other rights and remedies provided at law or in equity.

          Section 9.2  Binding Effect.  This Agreement shall be binding upon and
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inure to the benefit of the successors and assigns of the parties hereto, except that no obligation of Strategix under this Agreement may be delegated except by operation of law. AccuStaff may assign its rights and obligations to any Affiliate of AccuStaff without consent. Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

          Section 9.3  No Agency.  Nothing in this Agreement shall be construed
                       ---------
as making either party the agent of the other or as creating a partnership, joint venture or similar arrangement.

          Section 9.4  Notices.   All notices and other communications required
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or permitted hereunder shall be in writing (including telex, telefax or telegraphic communication) and shall be delivered personally, delivered by facsimile transmission (with confirmation of receipt immediately thereafter by telephone), telegraphed, sent by nationally recognized overnight courier (marked for overnight delivery), or sent by registered, certified or express mail, postage prepaid, return receipt requested, addressed to the parties at the address appearing on the first page of this Agreement or to such other address as may be hereafter designated in writing hereunder by the respective parties. Each party shall promptly advise the other in writing of any change of address.

          Section 9.5  Severability.  If any provision of this Agreement is held
                       ------------
illegal or unenforceable by any court of competent jurisdiction, such provision shall be deemed separable from the remaining provisions of this Agreement and shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement. The parties hereto agree to replace

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any such illegal or unenforceable provision that has the most nearly similar permissible economic or other effect.

          Section 9.6  Governing Law.  This Agreement shall be governed by the
                       -------------
laws of the State of Florida, without regard to its conflicts of law principles.

          Section 9.7  No Waiver.  The failure of either party to enforce, in
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any one or more instances, any of the terms or conditions of the Agreement shall not be construed as a waiver of the future performance of any such term or condition.

          Section 9.8  Force Majeure.  Neither party shall be liable for its
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failure to perform any of its obligations hereunder during any period in which such performance is directly delayed by the occurrence of events beyond the control of the failing party such as fire, explosion, flood, storm or the acts of God, war, embargo, riot, or the intervention of any government authority, provided that the party suffering the delay immediately notifies the other party of the delay.

          Section 9.9  Final Agreement.  This Agreement supersedes all prior
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oral and written understandings and agreements between the parties concerning the subject matter hereof and may not be modified except in a writing signed by the authorized representatives of the parties hereto.

          Section 9.10  Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ACCUSTAFF INCORPORATED                  STRATEGIX SOLUTIONS, INC.


By:_______________________________      By:____________________________________
   Name:__________________________         Name:_______________________________
   Title:_________________________         Title:______________________________


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